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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 333-66897) of Renaissance Worldwide, Inc. of our report dated February 25, 1999, except for the termination of the line of credit described in Note 9, which is as of March 24, 1999, appearing in the annual report on Form 10-K of Renaissance Worldwide, Inc. for the year ended December 26, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 10, 1999